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                                  SUBSIDIARIES

                                                              Jurisdiction of
Subsidiary                                                     Incorporation
----------                                                     -------------
2nd City Land Ownership ........................................ Florida
Corpus Christi Acquisition LLC ................................. Delaware
FROG/Palatka Acquisition Corp. ................................. Delaware
Jaxpet/Positech, L.L.C. ........................................ Florida
Mica Flo II, Inc. .............................................. Delaware
OnCure Technologies Corp. ...................................... Florida
Park South Radiation Oncology Center, Ltd. ..................... Florida
Radiation Oncology Management Services Corporation ............. Delaware
U.S. Cancer Care, Inc. ......................................... Delaware
USCC Acquisition Corp. ......................................... Delaware
USCC Florida Acquisition Corporation ........................... Delaware
USCC Healthcare Management Corp. ............................... California